Exhibit 10.1

ASSUMPTION AGREEMENT

This Assumption Agreement, dated as of January 31, 2017, is made by Bai Brands LLC and 184 Innovations, Inc., (each an “Additional Guarantor” and collectively the “Additional Guarantors”), in favor of the Administrative Agent, each Lender (as each such term is defined in the Credit Agreement referred to below) and each holder of a Guaranteed Obligation (as defined in the Guaranty referred to below) in connection with the Credit Agreement and Guaranty referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement or Guaranty, as applicable.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement dated as of September 25, 2012 (together with all appendices, exhibits, and schedules thereto and as the same may be amended, restated, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dr Pepper Snapple Group, Inc., a Delaware corporation (the “Borrower”), the Lenders and Issuing Banks from time to time party thereto, JPMorgan Chase Bank N.A., as Administrative Agent and the other parties from time to time thereto, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, certain Subsidiaries of the Borrower (other than the Additional Guarantors) have entered into the Guaranty, dated as of September 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of the Guaranteed Parties;

WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guaranty;

WHEREAS, each Additional Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of Letters of Credit and the granting of the other financial accommodations to the Borrower under the Credit Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty;

NOW, THEREFORE, IT IS AGREED:

1.  Guaranty.  By executing and delivering this Assumption Agreement, each Additional Guarantor (i) agrees hereby that it is and has become a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor thereunder and (ii) without in anyway limiting the generality of the foregoing, hereby expressly assumes and agrees to perform all obligations and liabilities of a Guarantor under the Guaranty.

2.  Representation and Warranties. Each Additional Guarantor makes the following representation and warranties set forth below:

(a)         Organization; Powers. Such Additional Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Such Additional Guarantor has all requisite corporate power, limited liability company power, general partnership power or limited partnership power and authority, as applicable, to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required; and

(b)         Authorization; Enforceability.  The Guaranty is within such Additional Guarantor’s corporate (or equivalent) powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Assumption Agreement has been duly executed and delivered by such Additional Guarantor and constitutes a legal, valid and binding obligation of such Additional Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.  GOVERNING LAW.  THIS ASSUMPTION AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING HEREUNDER OR RELATED HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

Bai Brands LLC

By:	/s/ James L. Baldwin
Name: James L. Baldwin
Title: Executive Vice President & Secretary

184 Innovations, Inc.

By:	/s/ James L. Baldwin
Name: James L. Baldwin
Title: Executive Vice President & Secretary

Signature page to Assumption Agreement